ENTERPRISE FINANCIAL SERVICES CORP CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Enterprise Financial Services Corp, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that the following amendment to the Certificate of Incorporation of said Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware: 1. The name of the Corporation is Enterprise Financial Services Corp. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 30, 1994, under the name Enterbank Holdings, Inc. 2. Article FOUR of the Certificate of Incorporation of the Corporation, as amended, is amended to read in its entirety as follows: “The aggregate number of shares of all classes of capital stock which the corporation shall have the authority to issue shall be eighty million (80,000,000) shares divided into two classes as follows: (a) Five million (5,000,000) shares of preferred stock having par value of $.01 per share (the “Preferred Stock”); and (b) seventy-five million (75,000,000) shares of common stock having par value of $.01 per share (the “Common Stock”). The Board of Directors of the corporation shall be authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide in a resolution or resolutions for the issuance of shares of the Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any. The authority of the Board of Directors of the corporation with respect to each series of the Preferred Stock shall include, but not be limited to, determination of the following: (A) the number of shares constituting that class or series and the distinctive designation of that series; (B) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (C) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights, including, without limitation, whether such series shall have the right to vote as a separate class and/or vote on a cumulative or noncumulative basis; (D) whether that series shall have conversion privileges, and, if so, the terms and conditions of such

2 conversion including provision for adjustment of the conversion rate upon the occurrence of such events as the Board of Directors of the corporation shall determine; (E) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (F) whether that series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and amount of such sinking fund; (G) the rights and/or preferences of the shares of that series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment in respect of shares of that series; and (H) any other relative rights, preferences and limitations of that series. The Board of Directors of the corporation is expressly authorized to adopt such resolution or resolutions and issue such Preferred Stock from time to time as it may deem desirable. The Board of Directors of the corporation is further expressly authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which is fixed by it, subsequent to the issuance of shares then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution or resolutions of the Board of Directors of the corporation originally fixing the number of shares of such series. If the number of shares of any series of Preferred Stock is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series of Preferred Stock. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class then outstanding) by the vote of a majority of the outstanding shares of stock entitled to vote thereon, and no separate class vote of either the Common Stock or the Preferred Stock shall be required to effect any such amendment. The shares of the authorized Common Stock shall be identical in all respects and shall have equal rights and privileges, subject only to the senior rights applicable to the Preferred Stock or any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law of the State of Delaware, holders of the Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, holders of the Common Stock shall have the exclusive right to vote for the election of Directors of the corporation and for all other purposes, and holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders of the corporation. Holders of the Common Stock shall not have the right to cumulate votes in the election of Directors of the corporation. Holders of shares of the Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by the law of the State of Delaware, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.” 3. All other provisions of the Certificate of Incorporation shall remain in full force and effect. 4. This Certificate of Amendment to the Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

Enterprise Financial Services Corp has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer on July 28, 2021. ENTERPRISE FINANCIAL SERVICES CORP By: James B. Lally Chief Executive Officer